Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2017 RESULTS

- Company Reaffirms 2017 Annual Guidance -

JERICHO, NY, July 26, 2017 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended June 30, 2017.

Highlights For The Second Quarter

•	Net earnings of $0.43 per share
•	Funds From Operations (FFO) of $0.57 per share
•	Adjusted Funds From Operations (AFFO) of $0.53 per share
•	Net earnings, FFO and AFFO all include a benefit of $0.11 per share from Notable Items, as described below
•	Acquired five properties for $11.6 million and sold two properties for $1.0 million

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “We are pleased to report another quarter of consistent results, which further demonstrates the health of our convenience store and gasoline station portfolio. In addition to solid earnings growth, we also continued implementing our investment strategy. We acquired five high-quality properties during the quarter and, more importantly, we entered into agreements to acquire two significant portfolios which we are excited to add to our portfolio later this year when these transactions close. Furthermore, we believe our well-positioned capital structure, strengthened by our recent opportunistic capital raise, will enable us to continue to pursue additional value-enhancing opportunities as we move forward.”

Net Earnings

The Company reported net earnings for the quarter ended June 30, 2017, of $15.1 million, or $0.43 per share, as compared to net earnings of $13.6 million, or $0.40 per share, for the same period in 2016. The Company reported net earnings for the six months ended June 30, 2017, of $24.8 million, or $0.71 per share, as compared to net earnings of $21.3 million, or $0.62 per share, for the same period in 2016. Net earnings for both the quarter and six months ended June 30, 2017, were impacted by certain items as described in Notable Items below.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended June 30, 2017, was $19.9 million, or $0.57 per share, as compared to $16.0 million, or $0.47 per share, for the same period in 2016. FFO for the six months ended June 30, 2017, was $38.1 million, or $1.09 per share, as compared to $30.1 million, or $0.88 per share, for the same period in 2016.

AFFO for the quarter ended June 30, 2017, was $18.7 million, or $0.53 per share, as compared to $14.5 million, or $0.42 per share, for the same period in 2016. AFFO for the six months ended June 30, 2017, was $33.2 million, or $0.95 per share, as compared to $27.6 million, or $0.81 per share, for the same period in 2016.

FFO and AFFO for both the quarter and six months ended June 30, 2017, were impacted by certain items as described in Notable Items below.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Notable Items

Results for the quarter ended June 30, 2017, included $3.9 million of environmental insurance reimbursements and other income, which resulted in a net benefit to the Company of $0.11 per share, in the aggregate. Results for the quarter ended June 30, 2016, included $1.5 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.7 million environmental litigation reserve, which resulted in a net benefit to the Company of $0.8 million, or $0.02 per share, in the aggregate.

Results for the six months ended June 30, 2017, included $4.1 million of environmental insurance reimbursements and other income, which resulted in a net benefit to the Company of $0.12 per share, in the aggregate. Results for the six months ended June 30, 2016, included $1.3 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.7 million environmental litigation reserve, which resulted in a net benefit to the Company of $0.6 million, or $0.02 per share, in the aggregate.

Results of Operations

Revenues from rental properties in continuing operations were $24.8 million for the quarter ended June 30, 2017, as compared to $24.1 million for the same period in 2016. Revenues from rental properties in continuing operations were $49.1 million for the six months ended June 30, 2017, as compared to $48.5 million for the same period in 2016. The increase in revenues from rental properties for the quarter and six months ended June 30, 2017, was primarily due to revenue from the properties acquired during the six months ended June 30, 2017.

Property costs from continuing operations decreased by $0.4 million to $5.3 million for the quarter ended June 30, 2017, as compared to $5.7 million for the same period in 2016. Property costs from continuing operations were reduced by $0.9 million to $10.1 million for the six months ended June 30, 2017, as compared to $11.0 million for the same period in 2016. The decline in property costs for the quarter and six months ended June 30, 2017, was principally due to a reduction in reimbursable tenant expenses, real estate taxes and other state and local taxes.

Environmental expenses from continuing operations were $0.4 million for the quarter ended June 30, 2017, as compared to $0.9 million for the same period in 2016. Environmental expenses from continuing operations decreased by $1.9 million to a credit of $0.1 million for the six months ended June 30, 2017, as compared to an expense of $1.8 million for the same period in 2016. The reduction in environmental expenses for the quarter and six months ended June 30, 2017, was principally due to a change in net environmental remediation costs and a decrease in environmental management expenses. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations decreased by $0.1 million to $3.7 million for the quarter ended June 30, 2017, as compared to $3.8 million for the same period in 2016. General and administrative expenses from continuing operations decreased by $0.6 million to $7.2 million for the six months ended June 30, 2017, as compared to $7.8 million for the same period in 2016. The reduction in general and administrative expenses for the quarter and six months ended June 30, 2017, was principally due to reductions in legal and professional fees, and non-recurring employee related expenses.

Impairment charges in continuing operations were $0.9 million for the quarter ended June 30, 2017, as compared to $2.1 million for the same period in 2016. Impairment charges in continuing operations were $4.4 million for the six months ended June 30, 2017, as compared to $4.1 million for the same period in 2016. Impairment charges in continuing operations for the quarter and six months ended June 30, 2017 and 2016, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

During the quarter ended June 30, 2017, the Company acquired fee simple interests in five properties for $11.6 million in the aggregate. During the six months ended June 30, 2017, the Company acquired fee simple interests in ten properties for $17.8 million in the aggregate.

On June 22, 2017, the Company entered into an agreement with Empire Petroleum Partners, LLC (“Empire”) to provide acquisition lease-back funding pertaining to the purchase of fee simple interests in 49 properties for $123.0 million. The transaction is expected to close before the end of the third quarter of 2017. The transaction is subject numerous closing conditions, including the closing of a separate purchase agreement under which Empire has agreed to purchase the properties from a third party. The Company can offer no assurances that the transaction will close on the terms described herein, or at all.

On July 10, 2017, the Company announced the effectiveness of definitive agreements for an acquisition lease-back transaction with a U.S. subsidiary of Applegreen PLC (“Applegreen”) to acquire interests in 38 fee simple and four leasehold properties for $70.1 million. The transaction is expected to close before the end of the fourth quarter of 2017. The transaction is subject to numerous closing conditions, including the closing of a separate purchase agreement under which Applegreen has agreed to purchase the properties from a third party. The Company can offer no assurances that the transaction will close on the terms described herein, or at all.

During the quarter ended June 30, 2017, the Company sold two properties for $1.0 million in the aggregate. During the six months ended June 30, 2017, the Company sold eight properties for $2.4 million in the aggregate.

Redevelopment Activities

As of June 30, 2017, the Company was actively redeveloping nine of its former convenience store and gas station properties for alternative single-tenant net lease retail uses. As of June 30, 2017, the Company had signed leases on six additional properties, which are currently part of its net lease portfolio, and are expected to be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of June 30, 2017, the Company had $310.0 million of outstanding indebtedness with a weighted average interest rate of 4.8%. The Company’s indebtedness consisted of $85.0 million drawn on its Credit Agreement and $225.0 million of Senior Unsecured Notes. Total cash and cash equivalents were $14.4 million as of June 30, 2017.

On July 10, 2017, the Company sold 4.7 million shares of common stock. The aggregate net proceeds of the offering, after deducting the underwriting discount, were approximately $104.5 million. The Company used the net proceeds from the offering to pay down amounts outstanding under its Credit Agreement, with the balance applied to cash and cash equivalents, pending the closing of the Empire and Applegreen transactions.

2017 Guidance

The Company reaffirms its 2017 AFFO guidance at a range of $1.54 to $1.60 per share. The Company’s guidance excludes a net benefit of $0.12 per share related to Notable Items as discussed above, includes the impact of the Company’s common stock offering in July 2017 and the closing of the pending Empire and Applegreen transactions, but does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for Thursday, July 27, 2017, at 8:30 a.m. EDT. To participate in the call, please dial (800) 289-0498, or (719) 457-2603 for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, July 27, 2017, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, August 3, 2017. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 7503953.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of June 30, 2017, the Company owned 739 properties and leased 86 properties from-third party landlords in 25 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense, non-cash changes in environmental estimates and other unusual items. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs for business combinations are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) environmental accretion expense and changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess the sustainability of its operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE EMPIRE AND APPLEGREEN TRANSACTIONS, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND THOSE REGARDING THE COMPANY’S 2017 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
ASSETS:
Real estate:
Land	$475,871	$474,115
Buildings and improvements	314,291	306,980
Construction in progress	1,120	426
	791,282	781,521
Less accumulated depreciation and amortization	(126,304)	(120,576)
Real estate held for use, net	664,978	660,945
Real estate held for sale, net	—	645
Real estate, net	664,978	661,590
Investment in direct financing leases, net	90,897	92,097
Notes and mortgages receivable	32,411	32,737
Cash and cash equivalents	14,447	12,523
Restricted cash	825	671
Deferred rent receivable	31,712	29,966
Accounts receivable, net of allowance of $1,820 and $2,006, respectively	3,122	4,118
Prepaid expenses and other assets	49,047	43,604
Total assets	$887,439	$877,306
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$84,152	$123,801
Senior unsecured notes, net	224,619	174,743
Environmental remediation obligations	64,645	74,516
Dividends payable	9,835	9,742
Accounts payable and accrued liabilities	62,173	63,586
Total liabilities	445,424	446,388
Commitments and contingencies (notes 3, 4, 5 and 6)	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 34,676,457 and 34,393,114 shares issued and outstanding, respectively	347	344
Additional paid-in capital	491,606	485,659
Dividends paid in excess of earnings	(49,938)	(55,085)
Total shareholders’ equity	442,015	430,918
Total liabilities and shareholders’ equity	$887,439	$877,306

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Revenues from rental properties	$24,826	$24,140	$49,088	$48,528
Tenant reimbursements	3,463	3,603	6,090	6,529
Interest on notes and mortgages receivable	748	865	1,507	1,983
Total revenues	29,037	28,608	56,685	57,040
Operating expenses:
Property costs	5,251	5,711	10,060	11,041
Impairments	914	2,069	4,382	4,113
Environmental	426	947	(114)	1,762
General and administrative	3,673	3,806	7,166	7,850
(Recoveries) allowance for uncollectible accounts	(71)	(704)	61	(474)
Depreciation and amortization	4,394	4,616	8,787	9,238
Total operating expenses	14,587	16,445	30,342	33,530
Operating income	14,450	12,163	26,343	23,510
Gains on dispositions of real estate	507	4,721	176	5,365
Other income, net	3,876	799	4,110	775
Interest expense	(4,280)	(4,155)	(8,359)	(8,370)
Earnings from continuing operations	14,553	13,528	22,270	21,280
Discontinued operations:
Earnings from operating activities	553	48	2,540	156
Gains (loss) on dispositions of real estate	—	—	—	(157)
Earnings (loss) from discontinued operations	553	48	2,540	(1)
Net earnings	$15,106	$13,576	$24,810	$21,279
Basic and diluted earnings per common share:
Earnings from continuing operations	$0.41	$0.40	$0.64	$0.62
Earnings from discontinued operations	0.02	—	0.07	—
Net earnings	$0.43	$0.40	$0.71	$0.62
Weighted average common shares outstanding:
Basic and diluted	34,634	33,714	34,594	33,686

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net earnings	$15,106	$13,576	$24,810	$21,279
Depreciation and amortization of real estate assets	4,394	4,616	8,787	9,238
Gains on dispositions of real estate	(507)	(4,721)	(176)	(5,208)
Impairments	914	2,487	4,651	4,796
Funds from operations	19,907	15,958	38,072	30,105
Revenue recognition adjustments	(526)	(760)	(945)	(1,712)
Changes in environmental estimates	(1,402)	(1,748)	(5,719)	(2,735)
Accretion expense	762	1,011	1,795	1,964
Adjusted funds from operations	$18,741	$14,461	$33,203	$27,622
Basic and diluted per share amounts:
Earnings per share	$0.43	$0.40	$0.71	$0.62
Funds from operations per share	0.57	0.47	1.09	0.88
Adjusted funds from operations per share	$0.53	$0.42	$0.95	$0.81
Basic and diluted weighted average shares outstanding	34,634	33,714	34,594	33,686

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com